EXHIBIT 10.77
MORTGAGEE'S SUBORDINATION AND CONSENT
To induce WELLS FARGO CAPITAL FINANCE, LLC, as agent for a syndicate of lenders (in such capacity, "Agent"), and the lenders party to the below-described Credit Facility, to continue to extend secured credit to THE DIXIE GROUP, INC., a Tennessee corporation ("Dixie"), CANDLEWICK YARNS, LLC, an Alabama limited liability company ("Candlewick"), FABRICA INTERNATIONAL, INC., a California corporation ("Fabrica"), and TDG OPERATIONS, LLC, a Georgia limited liability company formerly known as Masland Carpets, LLC, ("TDG"; Dixie, Candlewick, Fabrica and TDG are referred to hereinafter individually as a "Borrower", and collectively as the "Borrowers"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION (the "Mortgagee") hereby certifies and agrees for the benefit of the Agent, and its successors and assigns, as follows:
1.    Premises; Mortgage. The Mortgagee holds or intends to hold a mortgage lien on certain premises and/or improvements located at 716 Bill Miles Drive, Saraland, Mobile County, Alabama (the "Premises") pursuant to a mortgage, deed of trust or deed to secure debt (the "Mortgage"), a true, correct and complete copy of which is attached hereto as Exhibit A. To the best of Mortgagee's knowledge, the Mortgage is or will be in full force and effect and no Borrower or other applicable grantor or mortgagor thereunder is in default of any provision of the Mortgage as of the date hereof.
2.    Subordination.
(a)    The Mortgagee hereby subordinates any title, security interest, lien, claim or other interest in any of each Borrower's accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights and letters of credit, all whether now or hereafter existing (collectively, "Personal Property Collateral"), to any title, security interest, lien, claim or other interest in the foregoing now or hereafter held by the Agent. Notwithstanding the preceding sentence, the Mortgagee does not hereby subordinate any interest in the land and improvements that constitute the Premises, fixtures which are necessary for the operation of the Premises as opposed to the operation of any Borrower's business (such as plumbing systems, HVAC systems and the like), general intangibles which are necessary for the operation of Premises as opposed to the operation of any Borrower's business (such as certificates of occupancy, etc.), leases and rents relating to or generated from the Premises, rights and interests under any interest rate swap (or similar transaction) in connection with loans made by Mortgagee which are secured by the Premises, or any proceeds or products of the foregoing, all whether now or hereafter existing (all of the foregoing being the "Mortgagee Priority Collateral").
(b)     Agent hereby subordinates any title, security interest, lien, claim or other interest it now or hereafter has in the Mortgagee Priority Collateral to any title, security interest, lien, claim or other interest in the Mortgagee Priority Collateral now or hereafter held by the Mortgagee.
3.    Notices to Agent. The Mortgagee shall endeavor to promptly notify the Agent as provided herein of each of the following events:
(a)    Any notice which the Mortgagee may give to any Borrower regarding termination of any Borrower's rights to use or possess the Premises;
(b)    Any legal action which the Mortgagee may commence to foreclose any Borrower's interests in the Premises or to appoint a receiver for the Premises; and

(c)    Any agreement or proposal for any Borrower to voluntarily convey to the Mortgagee title to all or any portion of the Premises.

All notices to the Agent shall be deemed given when received by Wells Fargo Capital Finance, LLC at 1100 Abernathy Road, Suite 1600, Atlanta, GA 30328. Mortgagee shall not be liable for failure to provide any such notice in good faith.
4.    Agent's Right to Occupy Premises. The Mortgagee hereby grants the Agent the right to take and remain in possession of the Premises for purposes of holding, processing, manufacturing, selling, using, storing, liquidating, realizing upon or otherwise disposing of the Personal Property Collateral, and for related and incidental purposes, for up to 120 days from and after the receipt by the Agent of the notice required under paragraph 3 hereof. The Agent shall reimburse the Mortgagee for any physical damage to the Premises actually caused by the Agent. The Mortgagee acknowledges that the Agent shall not be liable for any diminution in value of the Premises during the period of time in which the Agent has physical possession of the Premises.
5.    Miscellaneous. This Subordination and Consent shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Georgia. No failure on the part of the Agent or Mortgagee to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. This Subordination and Consent expresses completely, exclusively and finally all the agreements, conditions and covenants of the parties and does not need evidence (written or oral) of prior, contemporaneous or subsequent statements or representations (express or implied) to reflect the intentions of the parties. This Subordination and Consent may not be supplemented or modified except in writing. This Subordination and Consent inures to the benefit of and binds the Agent and Mortgagee and their respective successors and assigns. The Mortgagee and Agent will notify any successor or assign of the terms of this Subordination and Consent. This Subordination and Consent does not imply a commitment to lend and shall be binding as long as the credit facility established by the Credit Agreement dated September 13, 2011, among Agent, the lenders from time to time party thereto (the “Lenders”), Borrowers and others, as now or hereafter amended, modified, restated or supplemented (the “Credit Facility”), remains outstanding, or any obligations of any Borrower to the Agent or the Lenders remain outstanding thereunder or are subject to being set aside, recovered, rescinded or required to be returned for any reason. This Subordination and Consent may be executed by the parties hereto in separate counterparts, all of which taken together shall constitute one agreement, and the delivery of an executed version hereof in electronic or facsimile form (including in pdf format) shall have the same effect as the delivery of an original. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS SUBORDINATION AND CONSENT.

[signature page follows]

IN WITNESS WHEREOF, this Subordination and Consent has been executed and delivered by the Mortgagee as of this 23rd day of January, 2015.

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Sybil H. Weldon

Name:	Sybil H. Weldon

Title:	Senior Vice President

ACCEPTED AND AGREED TO:
WELLS FARGO CAPITAL FINANCE, LLC, as Agent

By:     /s/ Gary Forlenza
Name: Gary Forlenza
Title:     VP

ACKNOWLEDGMENT AND AUTHORIZATION
The undersigned, as all of the Lenders under the Credit Facility described in the foregoing Mortgagee’s Subordination and Consent (the “Subordination and Consent”) executed by First Tennessee Bank National Association in favor of Wells Fargo Capital Finance, LLC, as Agent under the Credit Facility described therein, hereby (a) acknowledge all of the terms of the Subordination and Consent, and (b) authorize Wells Fargo Capital Finance, LLC, in its capacity as Agent, to execute and deliver the Subordination and Consent and to release its Lien in the Premises.

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:     /s/ Gary Forlenza
Name: Gary Forlenza
Title:     VP

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Lender

By:     /s/ Robert B.H. Moore
Name: Robert B. H. Moore
Title:     Senior Vice President